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                                                                   EXHIBIT 32.2


                         SECTION 906 CERTIFICATION - CFO

In connection with the Quarterly Report of Plains Resources Inc.. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen
A. Thorington, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

To the best of my knowledge, after reasonable investigation:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  August 14, 2003.


                                       /s/ Stephen A. Thorington
                                       --------------------------------------
                                       Stephen A. Thorington
                                       Chief Financial Officer




The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.